                                                                     Exhibit 4.1

                                                                [EXECUTION COPY]

================================================================================

                            P. H. GLATFELTER COMPANY
                                     Issuer

                          7 1/8% Senior Notes due 2016

                                   ----------

                                    INDENTURE

                           Dated as of April 28, 2006

                                   ----------

                                  SUNTRUST BANK
                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                 Indenture
Section                                                                Section
-------                                                             ------------
310(a)(1)........................................................          7.10
   (a)(2)........................................................          7.10
   (a)(3)........................................................           N.A.
   (a)(4)........................................................           N.A.
   (b)...........................................................    7.08; 7.10
   (c)...........................................................           N.A.
311(a)...........................................................          7.11
   (b)...........................................................          7.11
   (c)...........................................................           N.A.
312(a)...........................................................          2.05
   (b)...........................................................         10.03
   (c)...........................................................         10.03
313(a)...........................................................          7.06
   (b)(1)........................................................           N.A.
   (b)(2)........................................................          7.06
   (c)...........................................................         10.02
   (d)...........................................................          7.06
314(a)...........................................................          4.02;
      ...........................................................   4.08; 10.02
   (b)...........................................................           N.A.
   (c)(1)........................................................         10.04
   (c)(2)........................................................         10.04
   (c)(3)........................................................           N.A.
   (d)...........................................................           N.A.
   (e)...........................................................         10.05
   (f)...........................................................          4.08
315(a)...........................................................          7.01
   (b)...........................................................   7.02; 10.02
   (c)...........................................................          7.01
   (d)...........................................................          7.01
   (e)...........................................................          6.11
316(a)(last sentence)............................................          10.0
   (a)(1)(A).....................................................          6.05
   (a)(1)(B).....................................................          6.04
   (a)(2)........................................................           N.A.
   (b)...........................................................          6.07
317(a)(1)........................................................          6.08
   (a)(2)........................................................          6.09
   (b)...........................................................          2.04
318(a)...........................................................         10.01

                           N.A. means Not Applicable.

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE ONE
SECTION 1.01. Definitions................................................     1
SECTION 1.02. Other Definitions..........................................    28
SECTION 1.03. Incorporation by Reference of Trust Indenture Act..........    28
SECTION 1.04. Rules of Construction......................................    29

                                   ARTICLE TWO

                                    THE NOTES
SECTION 2.01. Form and Dating............................................    30
SECTION 2.02. Execution and Authentication...............................    30
SECTION 2.03. Registrar and Paying Agent.................................    31
SECTION 2.04. Paying Agent To Hold Money in Trust........................    31
SECTION 2.05. Noteholder Lists...........................................    31
SECTION 2.06. Transfer and Exchange......................................    31
SECTION 2.07. Replacement Notes..........................................    32
SECTION 2.08. Outstanding Notes..........................................    32
SECTION 2.09. Treasury Notes.............................................    32
SECTION 2.10. Temporary Notes............................................    32
SECTION 2.11. Cancellation...............................................    33
SECTION 2.12. Defaulted Interest.........................................    33
SECTION 2.13. CUSIP Numbers, ISINs, etc..................................    33
SECTION 2.14. Issuance of Additional Notes...............................    33

                                  ARTICLE THREE

                                   REDEMPTION
SECTION 3.01. Notices to Trustee.........................................    35
SECTION 3.02. Selection of Notes To Be Redeemed..........................    35
SECTION 3.03. Notice of Redemption.......................................    35
SECTION 3.04. Effect of Notice of Redemption.............................    36
SECTION 3.05. Deposit of Redemption Price................................    36
SECTION 3.06. Notes Redeemed in Part.....................................    36

                                  ARTICLE FOUR

                                    COVENANTS
SECTION 4.01. Payment of Notes...........................................    37
SECTION 4.02. SEC Reports................................................    37

SECTION 4.03. Limitation on Indebtedness.................................    38
SECTION 4.04. Limitation on Restricted Payments..........................    41
SECTION 4.05. Restrictions on Distributions from Restricted
              Subsidiaries...............................................    44
SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.........    46
SECTION 4.07. Limitation on Affiliate Transactions.......................    50
SECTION 4.08. Change of Control..........................................    51
SECTION 4.09. Limitation on Liens........................................    53
SECTION 4.10. Limitation on Sale/Leaseback Transactions..................    53
SECTION 4.11. Future Subsidiary Guarantors...............................    54
SECTION 4.12. Compliance Certificate.....................................    54
SECTION 4.13. Suspension of Covenants....................................    54

                                  ARTICLE FIVE

                                SUCCESSOR COMPANY
SECTION 5.01. When Company May Merge or Transfer Assets..................    56

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES
SECTION 6.01. Events of Default..........................................    58
SECTION 6.02. Acceleration...............................................    60
SECTION 6.03. Other Remedies.............................................    60
SECTION 6.04. Waiver of Past Defaults....................................    60
SECTION 6.05. Control by Majority........................................    60
SECTION 6.06. Limitation on Suits........................................    61
SECTION 6.07. Rights of Holders To Receive Payment.......................    61
SECTION 6.08. Collection Suit by Trustee.................................    61
SECTION 6.09. Trustee May File Proofs of Claim...........................    62
SECTION 6.10. Priorities.................................................    62
SECTION 6.11. Undertaking for Costs......................................    62
SECTION 6.12. Waiver of Stay or Extension Laws...........................    62

                                  ARTICLE SEVEN

                                     TRUSTEE
SECTION 7.01. Duties of Trustee..........................................    64
SECTION 7.02. Notice of Defaults.........................................    65
SECTION 7.03. Rights of Trustee..........................................    65
SECTION 7.04. Individual Rights of Trustee...............................    66
SECTION 7.05. Trustee's Disclaimer.......................................    66
SECTION 7.06. Reports by Trustee to Holders..............................    66
SECTION 7.07. Compensation and Indemnity.................................    66
SECTION 7.08. Replacement of Trustee.....................................    67

SECTION 7.09. Successor Trustee by Merger................................    68
SECTION 7.10. Eligibility; Disqualification..............................    68
SECTION 7.11. Preferential Collection of Claims Against Company..........    68

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01. Discharge of Liability on Notes; Defeasance................    69
SECTION 8.02. Conditions to Defeasance...................................    70
SECTION 8.03. Application of Trust Money.................................    71
SECTION 8.04. Repayment to Company.......................................    71
SECTION 8.05. Indemnity for Government Obligations.......................    71
SECTION 8.06. Reinstatement..............................................    71

                                  ARTICLE NINE

                                   AMENDMENTS
SECTION 9.01. Without Consent of Holders.................................    72
SECTION 9.02. With Consent of Holders....................................    72
SECTION 9.03. Compliance with Trust Indenture Act........................    73
SECTION 9.04. Revocation and Effect of Consents and Waivers..............    73
SECTION 9.05. Notation on or Exchange of Notes...........................    74
SECTION 9.06. Trustee To Sign Amendments.................................    74
SECTION 9.07. Payment for Consent........................................    74

                                   ARTICLE TEN

                              SUBSIDIARY GUARANTEES
SECTION 10.01. Guarantees................................................    75
SECTION 10.02. Limitation on Liability...................................    76
SECTION 10.03. Successors and Assigns....................................    77
SECTION 10.04. No Waiver.................................................    77
SECTION 10.05. Modification..............................................    77
SECTION 10.06. Release of Subsidiary Guarantor...........................    77
SECTION 10.07. Contribution..............................................    78

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS
SECTION 11.01. Trust Indenture Act Controls..............................    79
SECTION 11.02. Notices...................................................    79
SECTION 11.03. Communication by Holders with Other Holders...............    80
SECTION 11.04. Certificate and Opinion as to Conditions Precedent........    80
SECTION 11.05. Statements Required in Certificate or Opinion.............    80

SECTION 11.06. When Notes Disregarded....................................    80
SECTION 11.07. Rules by Trustee, Paying Agent and Registrar..............    81
SECTION 11.08. Legal Holidays............................................    81
SECTION 11.09. Governing Law.............................................    81
SECTION 11.10. No Recourse Against Others................................    81
SECTION 11.11. Successors................................................    81
SECTION 11.12. Multiple Originals........................................    81
SECTION 11.13. Table of Contents; Headings...............................    81

Rule 144A/Regulation S/IAI Appendix

Exhibit 1 - Form of Initial Note

Exhibit A - Form of Exchange Note or Private Exchange Note

          INDENTURE dated as of April 28, 2006 (this "Indenture"), among P.H. GLATFELTER COMPANY, a Pennsylvania corporation (the "Company") and SUNTRUST BANK, as Trustee (the "Trustee"), and the Subsidiary Guarantors (as defined below).

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

          SECTION 1.01. Definitions.

          "Additional Assets" means:

          (1) any property, plant or equipment used in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

          "Adjusted Treasury Rate" means, with respect to any redemption date,
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after May 1, 2011, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Premium" means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on May 1, 2011 (such redemption price being described in the second paragraph of Section 5 of the Notes exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through May 1, 2011 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over
(B) the principal amount of such Note on such redemption date.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

provided, however, that the following shall not constitute an Asset Disposition:

               (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

               (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

               (C) a disposition of assets with a fair market value of less than $2.5 million;

               (D) a disposition of cash or Temporary Cash Investments;

               (E) dispositions (including without limitation surrenders and waivers) of accounts receivable or other contract rights in connection with the compromise, settlement or collection thereof;

               (F) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete or pursuant to a program for the maintenance or upgrading of such property or equipment;

               (G) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); and

               (H) any disposition of assets that constitutes a Change of Control to the extent the Company has complied with Section 4.08.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

          "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (2) the sum of all such payments.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.09, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

          "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Chillicothe Acquisition" means the Company's acquisition of certain assets located in Ohio from NewPage Corporation pursuant to the terms of an Asset Purchase Agreement dated February 21, 2006.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commodity Agreement" means any commodity forward contract, commodities futures contract, commodity swaps, commodity option or other similar agreement or arrangement.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to May 1, 2011, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to May 1, 2011.

          "Comparable Treasury Price" means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

          "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

          (1) all intercompany items between the Company and any Restricted Subsidiary; and

          (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to Capital Lease Obligations;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net payments pursuant to Hedging Obligations;

          (7) dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

               (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

               (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

               (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) extraordinary gains or losses; and

          (6) the cumulative effect of a change in accounting principles,

in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clause (a)(3)(D) thereof.

          "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

          (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

          (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

          (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

          (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (5) treasury stock;

          (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

          (7) Investments in and assets of Unrestricted Subsidiaries.

          "Credit Agreement" means the Credit Agreement entered into by and among, the Company, certain of its Subsidiaries, the lenders from time to time a party thereto, PNC Bank, National Association, as Agent, and Credit Suisse Securities (USA) LLC, as Syndication Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented, refunded, replaced, refinanced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time by one or more credit facilities, and any agreement (and related document) entered into in substitution for any credit agreement, in which case, the credit agreement or similar agreement together with all other documents and instruments related thereto shall constitute the "Credit Agreement," whether with the same or any other agent, lender or group of lenders.

          "Credit Facilities" means one or more debt facilities (including the Credit Agreement (and any hedging arrangements with the lenders thereunder or Affiliates of such lenders, secured by the collateral securing the Company's Obligations under the Credit Agreement, if any), commercial paper facilities, fiscal agency agreements or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuance of notes, bonds, debentures or other evidences of Indebtedness, in each case as amended, extended, renewed, restated, supplemented, refunded, replaced, refinanced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time by one or more of such facilities or forms of Indebtedness.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

          (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections
     4.06 and 4.08; and

          (ii) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary that is not a Foreign Subsidiary.

          "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense;

          (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);

          (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business); and

          (5) to the extent not included in clauses (1) through (4) above, Permitted EBITDA Add-Backs;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Equity Offering" means any public or private sale after the Issue Date of common stock of the Company, other than public offerings with respect to the Company's common stock registered on Form S-8.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantee Agreement" means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in this Indenture.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

          (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

          (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

          (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

          "Initial Purchasers" means Credit Suisse Securities (USA) LLC, ABN AMRO Incorporated, PNC Capital Markets LLC and SunTrust Capital Markets, Inc.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

          For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.04:

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (or equivalent) by Moody's and BBB- (or the equivalent) by Standard and Poor's, or an equivalent rating by any other Rating Agency.

          "Issue Date" means April 28, 2006.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

          "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest Holders in Restricted Subsidiaries as a result of such Asset Disposition;

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

          (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

          "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Notes" means the 7 1/8% Senior Notes due 2016 issued pursuant to this Indenture.

          "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted EBITDA Add-Backs" means the following cash or non-cash charges incurred after January 1, 2006 and before March 31, 2007 which are deducted in the computation of the net income of the Company and its consolidated Subsidiaries and which the Company may add back to such net income in its computation of EBITDA (as provided in the definition of such term), with appropriate adjustments for the tax effects of such add-backs and subject to the proviso below: charges related to the shut-down of the Company's Neenah, Wisconsin, production facility, the transfer of production from such facility to assets acquired in the Chillicothe Acquisition, and the integration costs for the Chillicothe Acquisition; provided, however, that (1) the total amount of such charges which may be so added back to net income may not exceed $80.0 million, and (2) the total amount of such cash charges which may be so added back to net income may not exceed $40.0 million.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3) cash and Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.06 or (B) a disposition of assets not constituting an Asset Disposition;

          (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

          (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

          (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date;

          (13) Investments in Permitted Joint Ventures, when taken together with all other Investments made pursuant to this clause (13), do not exceed $35.0 million;

          (14) obligations of one or more officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with such individual's acquisition of shares of Capital Stock of the Company (and refinancings of the principal thereof and accrued interest thereon) so long as no net cash or other assets of the Company and its Restricted Subsidiaries are paid by the Company or any of its Restricted Subsidiaries to such individuals in connection with the acquisition of any such obligations;

          (15) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

          (16) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (16) and outstanding on the date such Investment is made, do not exceed the greater of (i) $35 million and
     (ii) 3.0% of Consolidated Net Tangible Assets.

          "Permitted Joint Venture" means any joint venture in which the Company or any Subsidiary thereof holds an equity interest and that is engaged in a Related Business.

          "Permitted Liens" means, with respect to any Person:

          (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (3) Liens for taxes, assessments or governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

          (7) Liens to secure Indebtedness permitted under the provisions described in clause (b)(1) under Section 4.03 (including, during any Suspension Period, Indebtedness of the type and in the amounts specified under such clause);

          (8) Liens existing on the Issue Date;

          (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

          (12) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

          (13) Liens to secure Indebtedness permitted under the provisions described in clause (b)(11) under Section 4.03 (including, during any Suspension Period, Indebtedness of the type and in the amounts specified under such clause); provided, however, such Liens are limited to the assets that are the subject of such Indebtedness and the proceeds thereof;

          (14) Liens in favor of the Company or any Subsidiary Guarantor; and

          (15) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9), (10) or (13); provided, however, that:

               (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

               (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9), (10) or (13) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Pre-Approved Timberland Sale Initiative" means any initiative approved by the Board of Directors pursuant to which the Company has identified timberland to be sold, transferred or otherwise disposed and pursuant to which the Board of Directors has authorized management of the Company to effect the sale, transfer or disposal of such timberland.

          "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

          "Rating Agencies" means Moody's and Standard & Poor's or, if Moody's or Standard & Poor's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Board of Directors, which shall be substituted for Moody's or Standard & Poor's or both, as the case may be.

          "Reference Treasury Dealer" means Credit Suisse Securities (USA) LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

          "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

          (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include

(A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or

(B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registration Rights Agreement" means the Registration Rights Agreement dated April 28, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

          "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

          "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and
     (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the U.S. Securities Act of 1933, as amended.

          "Senior Indebtedness" means with respect to any Person:

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

          (i) any obligation of such Person to the Company or any Subsidiary of the Company;

          (ii) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (iv) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture.

          "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

          "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard and Poor's;

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A" by Moody's; and

          (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

          "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such

Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.03 and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

          SECTION 1.02. Other Definitions.

                                                                      Defined in
                                Term                                   Section
                                ----                                 -----------
"Affiliate Transaction"...........................................    4.07(a)
"Appendix"........................................................    2.01
"Asset Sale Offer"................................................    4.06(b)
"Bankruptcy Law"..................................................    6.01
"Change of Control"...............................................    4.08(a)
"Change of Control Offer".........................................    4.08(b)
"covenant defeasance option"......................................    8.01(b)
"Custodian".......................................................    6.01
"Event of Default"................................................    6.01
"Guaranteed Obligations"..........................................   10.01
"Initial Lien"....................................................    4.09
"legal defeasance option".........................................    8.01(b)
"Notice of Default"...............................................    6.01
"Offer Amount"....................................................    4.06(c)(2)
"Offer Period"....................................................    4.06(c)(2)
"Paying Agent"....................................................    2.03
"Purchase Date"...................................................    4.06(c)(1)
"Registrar".......................................................    2.03
"Reversion Date"..................................................    4.13
"Successor Company"...............................................    5.01(a)(1)
"Suspended Covenants".............................................    4.13
"Suspension Date".................................................    4.13
"Suspension Period"...............................................    4.13

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "indenture securities" means the Notes and the Subsidiary Guarantees;

          "indenture security holder" means a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any successor obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

          (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (9) all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued on the Issue Date.

                                   ARTICLE TWO

                                    The Notes

          SECTION 2.01. Form and Dating. Provisions relating to the Notes are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the "Appendix") which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Indenture. To the extent any provision of the Appendix, Exhibit A or any Note conflicts with Articles One through Eleven hereof, the provisions of Articles One through Eleven shall control.

          SECTION 2.02. Execution and Authentication. At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

          On the Issue Date, the Trustee shall authenticate and deliver $200 million of the Notes and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.14 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Holders of the Notes and of the transfer and exchange of the Notes. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and the aggregate principal amount of Notes held by each such Noteholder.

          SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When

Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

          SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

          Every replacement Note is an additional Obligation of the Company.

          SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

          SECTION 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

          SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13. CUSIP Numbers, ISINs, etc. The Company in issuing the Notes may use "CUSIP" numbers, ISINs and "Common Code" numbers (in each case if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers, ISINs and "Common Code" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any "CUSIP" numbers, ISINs or "Common Code" numbers applicable to the Notes.

          The Company, any Subsidiary Guarantor, the Trustee, any Paying Agent and any authenticating agent may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of or interest on such Note and for all other purposes. None of the Company, any Subsidiary Guarantor, the Trustee, any Paying Agent or any authenticating agent shall be affected by any notice to the contrary.

          SECTION 2.14. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Notes under this Indenture, which Additional Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and the date of first payment of interest; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

          With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of
     Section 4.03 that the Company is relying on to issue such Additional Notes;

          (2) the issue price, the issue date and the "CUSIP" numbers, ISINs or "Common Code" numbers, if any, of such Additional Notes; and

          (3) whether such Additional Notes shall be Initial Notes or shall be issued in the form of Exchange Notes or Private Exchange Notes as set forth in Exhibit A.

                                  ARTICLE THREE

                                   Redemption

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the redemption price.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed from outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, pro rata or, if not practicable, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements). The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess of $2,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          The selection by the Trustee of the Notes to be redeemed shall be conclusive and binding and the Trustee shall incur no liability in connection with such selection.

          Notwithstanding anything else contained in this Section 3.02, the selection of Notes, or portions thereof, that are represented by a Global Security or that are held by or on behalf of the Depository, in the case of any partial redemption, shall also be made in accordance with the applicable rules and procedures of the Depository and neither the Trustee nor the Company shall have any liability or responsibility with respect thereto.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes (or the portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the "CUSIP" number, ISIN or "Common Code" numbers, if any, printed on the Notes being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the "CUSIP" number, ISIN, or "Common Code" numbers, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall notify the Trustee and provide the information required by this Section.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become irrevocably due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Notes shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    Covenants

          SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (subject to the next sentence) and provide the Trustee and Noteholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

          At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

          Delivery of such reports, information, and documents to the Trustee pursuant to the provisions of this Section 4.02 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.00 to 1.

          (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

          (1) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to any Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (i) $300 million and (ii) the sum of (x) 60% of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivables of the Company and its Restricted Subsidiaries;

          (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and
     (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

          (3) the Notes (other than any Additional Notes) and the Exchange Notes with respect to such Notes;

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

          (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date such Subsidiary became a Restricted Subsidiary or was acquired by the Company and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 4.03(b);

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

          (7) Hedging Obligations incurred in the ordinary course of business with a bona fide intention to limit interest rate risk, exchange rate risk or commodity price risk;

          (8) Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

          (9) Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets;

          (10) Indebtedness of Foreign Subsidiaries for purposes of financing working capital in an aggregate principal amount at any one time outstanding not to exceed $30.0 million;

          (11) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement or carrying cost of assets used in the business of the Company and its Restricted Subsidiaries and related financing costs, and Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause, in an aggregate principal amount at any one time outstanding not to exceed $30.0 million;

          (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (13) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1),
     (2), (3) or (4) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4); and

          (14) Indebtedness of the Company or of any Subsidiary Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses
     (1) through (13) above or paragraph (a)), does not exceed the greater of
     (i) $50 million and (ii) 5% of Consolidated Net Tangible Assets, as determined as of the most recent practical date (as adjusted for any significant dispositions of assets since such date).

          (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this Section 4.03:

          (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

          (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

          (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

          (4) the Company may, at any time, change the classification of an item of Indebtedness or any portion thereof (except for Indebtedness Incurred under clause (1) of paragraph (b) above) to any other clause of paragraph
     (b) above or to paragraph (a) above; provided, however, that the Company or the applicable Restricted Subsidiary, as the case may be, would be permitted to Incur such item of Indebtedness or portion thereof pursuant to such other clause or paragraph (a), as the case may be, at time of such reclassification.

          SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.03; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

          (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

          (B) 100% of the aggregate Net Cash Proceeds, or the fair market value of property other than cash, received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash, or the fair market value of property other than cash, received as a capital contribution by the Company from its shareholders subsequent to the Issue Date; plus

          (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

          (D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          (b) The preceding provisions will not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

          (5) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

          (9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of Section 4.03; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (10) the payment of ordinary quarterly dividends on the common stock of the Company at a rate no greater than $0.09 per share (as adjusted for stock splits and other similar changes to such common stock); provided, however, the aggregate amount of such dividends in any year shall not exceed $17.5 million; provided further, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

          (11) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (11), does not exceed $35.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

          SECTION 4.05. Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (1) with respect to clauses (a), (b) and (c),

          (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

          (B) any encumbrance or restriction contained in the terms of any Indebtedness Incurred pursuant to clause (b)(1) of Section 4.03 or any agreement pursuant to which such Indebtedness was issued if (i) either (x) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (y) the Company determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes and any other

     Indebtedness that is an obligation of the Company and (ii) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith);

          (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (D) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this Section 4.05 or this clause (D) or contained in any amendment to an agreement referred to in clause (A) or
     (B) of clause (1) of this Section 4.05 or this clause (D); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (E) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was Incurred;

          (F) Liens permitted to be incurred under the provisions of Section
     4.09 that limit the right of the debtor to dispose of the assets subject to such Liens;

          (G) encumbrances or restrictions contained in agreements entered into in connection with Hedging Obligations permitted from time to time under this Indenture;

          (H) restrictions on cash or other deposits or net worth requirements imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

          (I) existing under, by reason of or with respect to applicable law, rule, regulation or order;

          (J) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; and

          (K) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (2) with respect to clause (c) only,

          (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (B) any encumbrance or restriction contained in credit agreements, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such credit agreements, security agreements or mortgages; and

          (C) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors (or, in the case of any sale of timberland pursuant to a Pre-Approved Timberland Sale Initiative, as determined in good faith by an executive officer of the Company), of the shares and assets subject to such Asset Disposition;

          (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of (A) cash or cash equivalents or (B) Additional Assets; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

          (A) first, to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

          (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Notes (and to Holders of other Senior Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (B) or (C) above (other than with the Net Available Cash from any Asset Disposition of timberland pursuant to a Pre-Approved Timberland Sale Initiative), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06 exceeds $25.0 million.

          For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

          (1) the assumption or discharge of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

          (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash (including, in the case of any installment note received by the Company or any Restricted Subsidiary in respect of any Asset Disposition of timberland pursuant to a Pre-Approved Timberland Sale Initiative, the receipt of cash in respect of any loan secured solely by a pledge of such installment note and, if applicable, the pledge or assignment of a letter of credit or similar instrument provided by such transferee), to the extent of cash received in that conversion.

          (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company) pursuant to clause
(a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture (an "Asset Sale Offer"). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof and allocated such that after such purchase, no Note purchased in part would have a principal amount of less than $2,000. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Sale Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as described in paragraph (b) of this Section 4.06 in the event the Asset Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount such that no Note purchased in part would have a principal amount of less than $2,000, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and
(C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Asset Sale Offer, together with the information contained in clause (3).

          (2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Asset Sale Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Asset Sale Offer, (B) the allocation of the Net Available Cash from the Asset Sale pursuant to which such Asset Sale Offer is being made and (C) the compliance of such allocation with the provisions of this Section 4.06. On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Asset Sale Offer includes other Senior Indebtedness, the deposit described in the preceding sentence shall be made with any paying agent other than the Trustee pursuant to arrangements satisfactory to the Trustee and described in an Officers' Certificate delivered to the Trustee. Upon the expiration of the period for which the Asset Sale Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount applicable to the Notes, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

          (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

          SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $15.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $30.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

          (b) The provisions of the preceding paragraph (a) will not prohibit:

          (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to paragraph (a)(3) of) Section 4.04;

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

          (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

          (4) the payment of fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

          (5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (7) pledges of Capital Stock of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries; and

          (8) any agreement as in effect on the Issue Date and described in the Offering Circular or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

          SECTION 4.08. Change of Control. (a) Upon the occurrence of any of the following events (each a "Change of Control"), unless the Company has exercised its right to redeem all of the outstanding Notes pursuant to paragraph 5 of the Notes, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;

          (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction, following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction, and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

          (b) Within 30 days following any Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, as determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

          (c) The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.

          SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Company and the Restricted Subsidiaries will be entitled to Incur other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens pursuant to this proviso (including any Attributable Debt) does not exceed at the time of such incurrence 5% of Consolidated Net Tangible Assets, as determined as of the most recent practical date (adjusted for any significant dispositions of assets since such date) (and any such Liens Incurred pursuant to this proviso may be permitted to exist).

          Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

          SECTION 4.10. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

          (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and

     (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.09;

          (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

          (3) the Company applies the proceeds of such transaction in compliance with Section 4.06.

          SECTION 4.11. Future Subsidiary Guarantors. The Company will not permit any Domestic Restricted Subsidiary, directly or indirectly, to Incur any Indebtedness unless:

          (1) such Indebtedness is Incurred by such Restricted Subsidiary pursuant to clause (2), (4), (5), (6) (with respect to Refinancing Indebtedness of Indebtedness initially Incurred under clause (4) or (5)
     only), (7), (8), (9), (11) or (12) of paragraph (b) of Section 4.03;

          (2) such Restricted Subsidiary is a Subsidiary Guarantor; or

          (3) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee and becomes a Subsidiary Guarantor.

          SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.13. Suspension of Covenants. Following the first day (the "Suspension Date") that:

          (1) the Notes have an Investment Grade Rating from both of the Rating Agencies, and

          (2) no Default has occurred and is continuing under this Indenture,

the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

          (A) Section 4.03,

          (B) Section 4.04,

          (C) Section 4.05,

          (D) Section 4.06,

          (E) clause (3) under Section 4.10,

          (F) clauses (2) and (3) of Section 5.01(a),

          (G) Section 4.07 and

          (H) Section 4.11

(collectively, the "Suspended Covenants"). In addition, the Subsidiary Guarantees of the Subsidiary Guarantors will also be suspended as of the Suspension Date. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

          On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) of
Section 4.03 or one of the clauses set forth in paragraph (b) of Section 4.03 (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to paragraph (a) or (b) of Section 4.03 such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of
Section 4.03(b). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under paragraph (a) of Section 4.04 and the items specified in subclauses (3)(A) through (3)(D) of paragraph (a) of Section 4.04 will increase the amount available to be made under paragraph (a) thereof.

                                  ARTICLE FIVE

                                Successor Company

          SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.03; and

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture.

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

          (b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company (A) complies with its obligations under Section 4.06 in respect of such disposition, (B) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and (C) such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

                                   ARTICLE SIX

                              Defaults and Remedies

          SECTION 6.01. Events of Default. An "Event of Default" occurs if:

          (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

          (2) the Company (A) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise or (B) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

          (3) the Company fails to comply with Section 5.01(a);

          (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05,
     4.06 (other than a failure to purchase Notes), 4.07, 4.08 (other than a failure to purchase Notes), 4.09, 4.10, 4.11 or 5.01 (other than a failure to comply with paragraph (a) thereof) and such failure continues for 30 days after the notice specified below;

          (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in the Notes or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million, or its foreign currency equivalent at the time;

          (7) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

          (B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

          (C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree, as described under this Section (8), remains unstayed and in effect for 60 consecutive days;

          (9) any judgment or decree is rendered for the payment of money in an amount in excess of $15.0 million against the Company, any Subsidiary Guarantor or any Significant Subsidiary and such judgment or decree remains outstanding for a period of 60 days and is not discharged, waived or stayed; or

          (10) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture or such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable by a notice in writing to the Company (and to the Trustee, if given by Holders) specifying the respective Event of Default. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of such Notes, waive any existing Default and its consequences under this Indenture, except (a) a continuing Default in the payment of principal of or interest on any such Notes held by a non-consenting Holder, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder. In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner's Notes as if such Definitive Notes had been issued.

          SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any

Subsidiary Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company and Subsidiary Guarantors, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company and the Subsidiary Guarantors covenant (to the extent they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture;

and each of the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN

                                     Trustee

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but has no duty to verify the contents thereof.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 or 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Noteholder notice of such Default within 90 days after it occurs. Except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee may withhold such notice if and so long as a committee of its Trust Officers in good faith determines that the withholding of the notice is not opposed to the interests of the Holders. For purposes of this Section 7.02, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default hereunder unless an officer of the Trustee with direct responsibility for the administration of this Indenture has actual knowledge thereof, or unless written notice of any event which is a Default or an Event of Default is received by the Trustee and such notice references the Notes or this Indenture.

          SECTION 7.03. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

          (f) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee (when serving in such capacity or in the capacity of Paying Agent, Registrar, Note Custodian or any other capacity under this Indenture), and each officer, director and employee of the Trustee and any agent, custodian and other Person employed by the Trustee to act hereunder.

          SECTION 7.04. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.05. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each April 15, beginning with the April 15 following the date of this Indenture, and in any event prior to June 15 of each year, the Trustee shall mail to each Noteholder a brief report dated as of such April 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee (and its officers, directors, employees, agents and attorneys-in-fact) against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) or (8) of Section 6.01(a) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          The provisions of this Section 7.07 shall be applicable to the Trustee when serving in its capacity as Trustee and when serving as Paying Agent, Registrar, Note Custodian or in any other capacity under this Indenture.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       Discharge of Indenture; Defeasance

          SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When
(1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article Three, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to paragraph (c) of this
Section 8.01, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to paragraph (c) of this Section 8.01 and Section 8.02, the Company at any time may terminate (1) all its obligations under the Notes and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 and the
operation of clauses (4), (5), (6), (7), and (8) of Section 6.01(a) (but, in the case of clauses (7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses
(4), (5), (6), (7) and (8) of Section 6.01(a) (but, in the case of clauses (7) and (8) with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article Eight shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Eight have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Three.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture, each Subsidiary Guarantee and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                                   Amendments

          SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (4) to add guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes;

          (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

          (6) to make any change that does not adversely affect the rights of any Noteholder;

          (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

          (8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

          After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past Default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder affected thereby, an amendment or waiver may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or change the Stated Maturity of any Note;

          (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed, in each case as contained in Article Three or paragraph 5 of the Notes;

          (5) make any Note payable in money other than that stated in the Note;

          (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

          (7) make any changes in the ranking or priority of any Note that would adversely affect the Holders; or

          (8) other than in accordance with this Indenture, make any change in or release any Subsidiary Guarantee that would adversely affect the Holders.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE TEN

                              Subsidiary Guarantees

          SECTION 10.01. Guarantees. Subject to this Article Ten, each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Notes or any other agreement or otherwise;
(2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in
Section 10.06, any change in the ownership of such Subsidiary Guarantor.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary

Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary obligations of the Company to the Holders and the Trustee pursuant to the Indenture.

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article Six for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this

Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 10.03. Successors and Assigns. This Article Ten shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article Ten (other than any obligation that may have arisen under Section 10.07)

          (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of the Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company,

          (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

          (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

          (4) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.11 and the Company provides an Officers' Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article Ten,

          (5) upon defeasance of the Notes pursuant to Article Eight, or

          (6) upon the full satisfaction of the Company's obligations under this Indenture pursuant to Section 8.01(a) or otherwise in accordance with the terms of the Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company and (ii) such sale or disposition is otherwise permitted by this Indenture. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                                 ARTICLE ELEVEN

                                  Miscellaneous

          SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company or any Subsidiary Guarantor:

          P. H. Glatfelter Company
          96 South George Street
          Suite 500
          York, Pennsylvania 17401
          Attention of:
          General Counsel

          if to the Trustee:

          SunTrust Bank,
          Corporate Trust Department
          Mail Code HDQ 5310
          919 East Main Street
          Richmond, Virginia 23219
          Attention of:
          Account Manager

          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by

Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          If the Company mails a notice or communication to the Holders of Securities, it shall mail a copy to the Trustee and each Registrar or Paying Agent, as the case may be, with respect to the Securities.

          SECTION 11.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such Officers' Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 11.10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee, or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above written.

                                        P. H. GLATFELTER COMPANY,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                         Signature page to the Indenture

                                        PHG TEA LEAVES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MOLLANVICK, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE GLATFELTER PULP WOOD COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GLT INTERNATIONAL FINANCE, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GLENN-WOLFE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                         Signature page to the Indenture

                                        SUNTRUST BANK, as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                         Signature page to the Indenture

                                                                      SCHEDULE I

                                   SCHEDULE I

                          LIST OF SUBSIDIARY GUARANTORS

PHG Tea Leaves, Inc.

Mollanvick, Inc.

The Glatfelter Pulp Wood Company

GLT International Finance, LLC

Glenn-Wolfe, Inc.

                                             RULE 144A/REGULATION S/IAI APPENDIX

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

     1. Definitions

     1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Additional Notes" means Notes (other than the Initial Notes issued on the Issue Date) issued under this Indenture, as part of the same series as the Initial Notes issued on the Issue Date.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

          "Definitive Note" means a certificated Initial Note or Exchange Note or Private Exchange Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Distribution Compliance Period", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

          "Exchange Notes" means (1) the 7 1/8% Senior Notes due 2016 issued pursuant to the Indenture in connection with a Registered Exchange Offer and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "IAI" means an institutional "accredited investor", as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

          "Initial Notes" means (1) $200,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2016 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Initial Purchasers" means (1) with respect to the Initial Notes issued on the Issue Date, Credit Suisse Securities (USA) LLC, ABN AMRO Incorporated, PNC Capital Markets LLC, SunTrust Capital Markets, Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" means any 7 1/8% Senior Notes due 2016 issued in connection with a Private Exchange.

          "Purchase Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated April 25, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Notes.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Registration Rights Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated April 28, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "Rule 144A Notes" means all Notes offered and sold to QIBs in reliance on Rule 144A.

          "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

          "Securities Act" means the Securities Act of 1933.

          "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

          "Transfer Restricted Notes" means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

     1.2 Other Definitions

                                                                      Defined in
                                Term                                   Section:
                                ----                                  ----------
"Agent Members"....................................................     2.1(b)
"Global Notes".....................................................     2.1(a)
"IAI Global Note"..................................................     2.1(a)
"Permanent Regulation S Global Note"...............................     2.1(a)
"Regulation S".....................................................     2.1(a)
"Regulation S Global Note".........................................     2.1(a)
"Rule 144A"........................................................     2.1(a)
"Rule 144A Global Note"............................................     2.1(a)
"Temporary Regulation S Global Note"...............................     2.1(a)

     2. The Notes.

     2.1 (a) Form and Dating. The Initial Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation
S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note"); Initial Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "IAI Global Note"); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the "Temporary Regulation S Global Note"), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global security (the "Permanent Regulation S Global Note", and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an IAI that is acquiring the securities for its own account or for the account of an institutional accredited investor.

          Beneficial interests in Temporary Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an IAI that is acquiring the securities for its own account or for the account of such an IAI, in each case in a minimum principal amount of the securities of $250,000 (or if in a lesser amount, such certificate is accompanied by an Opinion of Counsel that such transfer is in compliance with the Securities Act), for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

          The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as "Global Notes". The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c) Definitive Notes. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $200 million 7 1/8% Senior Notes due 2016, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to
Section 2.02 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes in each case upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.14 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

     2.3 Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

          (x)  to register the transfer of such Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

          (ii) if such Definitive Notes are not required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
     Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (a) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

               (b) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

               (c) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act:
          (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(e)(i).

          (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

                    (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate of the Company, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes.

                    (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the

               Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                    (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

                    (iii) Notwithstanding any other provisions of this Appendix
               (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                    (iv) In the event that (a) Global Note is exchanged for
               Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (iii) pursuant to Section 2.1 or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

          (e) Legend.

                    (i) Except as permitted by the following paragraphs (ii),
               (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

               THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

               THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE

               UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

               THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

          Each Definitive Note shall also bear the following additional legend:

               IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                    (ii) Upon any sale or transfer of a Transfer Restricted Note
               (including any Transfer Restricted Note represented by a Global
               Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

                    (iii) After a transfer of any Initial Notes or Private
               Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such

               Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange
               Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

                    (iv) Upon the consummation of a Registered Exchange Offer
               with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                    (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

          (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

          (g) No Obligation of the Trustee.

                    (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                    (ii) The Trustee shall have no obligation or duty to
               monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Definitive Notes.

          (a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee at its office or agency in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the

Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by
Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (d) In the event of the occurrence of one of the events specified in
Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner's Notes as if such Definitive Notes had been issued.

                                                                       EXHIBIT 1
                                                                              to
                                             RULE 144A/REGULATION S/IAI APPENDIX

                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Notes Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          [[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

    [Restricted Notes Legend for Notes offered otherwise than in Reliance on
                                  Regulation S]

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
(I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     [Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                   [Temporary Regulation S Global Note Legend]

          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF

THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND
(2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3)

OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

                            [Definitive Notes Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. _____________                                                      $________

                                    [as revised by the "Schedule of Increases or
                                  Decreases in Global Note", attached hereto](1)

                          7 1/8% Senior Notes due 2016

          P. H. Glatfelter Company (the "Issuer" or the "Company"), a Pennsylvania corporation, promises to pay to [______________________________________________________________], or registered assigns, the principal sum of [_______________________________________________]
Dollars on May 1, 2016.

          Interest Payment Dates: May 1 and November 1.

          Record Dates: April 15 and October 15.

          Additional provisions of this Note are set forth on the other side of this Note.

Dated: _____________

----------
(1)  If this Note is a Global Note, insert this provision.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        P. H. GLATFELTER COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

SUNTRUST BANK,
as Trustee, certifies that this is
one of the Notes referred to in
the Indenture.


By:
    ---------------------------------
    Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                           7 1/8% Senior Note due 2016

1. Interest

     P. H. Glatfelter Company, a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer" or the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on May 1 and November 1 of each year, commencing November 1, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 28, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

     The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, SunTrust Bank (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

     The Company issued the Notes under an Indenture dated as of April 28, 2006 (the "Indenture"), among the Company, the Trustee and the Subsidiary Guarantors. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

     The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; enter into sale/leaseback transactions; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments from subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

     Except as set forth below, the Company shall not be entitled to redeem the Notes.

     On and after May 1, 2011, the Company shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                                             Redemption
Period                                          Price
------                                       ----------
2011......................................    103.563%
2012......................................    102.375%
2013......................................    101.188%
2014 and thereafter.......................    100.000%

     In addition, prior to May 1, 2009, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the

Notes (which includes Additional Notes, if any) issued at a redemption price (expressed as a percentage of principal amount) of 107.125%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

     Prior to May 1, 2011, the Company shall be entitled at its option to redeem all, but not less than all, of the Notes at a redemption price equal to 100.000% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Put Provisions

     Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guarantee

     The payment by the Company of the principal of, and premium and interest on, the Notes is guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

     The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

     The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article Five of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guarantees, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Notes, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture.

14. Defaults and Remedies

     Under the Indenture, Events of Default include: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $15.0 million; certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; certain judgments or decrees for the payment of money in excess of $15.0 million; and certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders' Compliance with Registration Rights Agreement

     Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          P. H. Glatfelter Company
          96 South George Street, Suite 500
          York, Pennsylvania 17401

          Attention: General Counsel

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                                   Your Signature:
      ---------------------                             ------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

     CHECK ONE BOX BELOW

     [ ]  to the Company; or

(1) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

(2) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


-------------------------------------
Signature


Signature Guarantee:


-------------------------------------   ----------------------------------------
Signature must be guaranteed            Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ------------------------------   ----------------------------------------
                                        Notice: To be executed by an executive
                                                officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

     The following increases or decreases in this Global Note have been made:

                                                                  Principal amount         Signature of
                    Amount of decrease    Amount of increase      of this Global        authorized officer
                   in Principal amount   in Principal amount    Note following such    of Trustee or Notes
Date of Exchange   of this Global Note   of this Global Note   decrease or increase)        Custodian
----------------   -------------------   -------------------   ---------------------   -------------------



                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.06 or 4.08 of the Indenture, check the box: [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $__________


Dated:                        Your Signature:
       --------------------                   ----------------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this Note.)


Signature Guarantee:
                     -----------------------------------------------------------
                                    (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A

                         [FORM OF FACE OF EXCHANGE NOTE
                         OR PRIVATE EXCHANGE NOTE]*/**/

----------
*/   If the Note is to be issued in global form add the Global Notes Legend from
     Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

**/ If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

No. __________                                                          $_______

                                    [as revised by the "Schedule of Increases or
                                  Decreases in Global Note", attached hereto](2)

                          7 1/8% Senior Notes due 2016

          P. H. Glatfelter Company (the "Issuer" or the "Company"), a Pennsylvania corporation, promises to pay to [______________________________], or registered assigns, the principal sum of [_______________________] Dollars on May 1, 2016.

          Interest Payment Dates: May 1 and November 1.

          Record Dates: April 15 and October 15.

          Additional provisions of this Note are set forth on the other side of this Note.

Dated:
       ---------------

                                        P. H. GLATEFELTER COMPANY


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

SUNTRUST BANK,
as Trustee, certifies that this is
one of the Notes referred to in
the Indenture.


By
   ----------------------------------
   Authorized Signatory

----------
(2)  If this Note is a Global Note, insert this provision.

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE
                            OR PRIVATE EXCHANGE NOTE]

                           7 1/8% Senior Note due 2016

1. Interest

     P.H. Glatfelter Company, a Pennsylvania corporation, (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.](3) The Company will pay interest semiannually on May 1 and November 1 of each year, commencing November 1, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 28, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

     The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the April 15 and October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

----------
(3) Insert if at the date of issuance of the Exchange Note or Private Exchange Note (as the case may be), any Registration Default has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

3. Paying Agent and Registrar

     Initially, SunTrust Bank (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

     The Company issued the Notes under an Indenture dated as of April 28, 2006 (the "Indenture"), among the Company, the Trustee and the Subsidiary Guarantors. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

     The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; enter into sale/leaseback transactions; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments from subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

     Except as set forth below, the Company shall not be entitled to redeem the Notes.

     On and after May 1, 2011, the Company shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                         Redemption
Period                      Price
------                   ----------
2011..................    103.563%
2012..................    102.375%
2013..................    101.188%
2014 and thereafter...    100.000%

     In addition, prior to May 1 2009, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued at a redemption price (expressed as a percentage of principal amount) of 107.125%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

     Prior to May 1, 2011, the Company shall be entitled at its option to redeem all, but not less than all, of the Notes at a redemption price equal to 100.000% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Put Provisions

     Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guarantee

     The payment by the Company of the principal of, and premium and interest on, the Notes is guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

     The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

     The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the

Indenture, without the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article Five of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guarantees, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Notes, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture.

14. Defaults and Remedies

     Under the Indenture, Events of Default include: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $15.0 million; certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; certain judgments or decrees for the payment of money in excess of $15.0 million; and certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders' Compliance with Registration Rights Agreement

     Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                         P. H. Glatfelter Company
                         96 South George Street, Suite 500
                         York, Pennsylvania 17401
                         Attention: General Counsel

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                                   Your Signature:
      -------------------------------                   ------------------------

--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.06 or 4.08 of the Indenture, check the box: [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $[_____]


Dated:                                  Your Signature:
       ------------------------------                   ------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Note.)


Signature Guarantee:
                     -----------------------------------------------------------
                                    (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT 2
                                                                              to
                                             RULE 144A/REGULATION S/IAI APPENDIX

                                     Form of
                       Transferee Letter of Representation

P. H. Glatfelter Company

In care of
[_____]
[_____]
[_____]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_____] principal amount of the 7 1/8% Senior Notes due 2016 (the "Notes") of P. H. Glatfelter Company (the "Company").

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: ________________________________

Address: _____________________________

Taxpayer ID Number: __________________

The undersigned represents and warrants to you that:

1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes (or if a lesser amount, we include herewith an opinion of counsel that this transfer is in compliance with the Securities Act), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only
(i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000 (or, if in a lesser amount, that provides a opinion of counsel acceptable to the Company that the transfer complies with the Securities Act), (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act,
(v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                        TRANSFEREE:
                                                    ---------------------------,


                                        by:
                                            ------------------------------------